                                                                    EXHIBIT 99.6


                    [LETTERHEAD OF LOCKE LIDDELL & SAPP LLP]


                                  July 22, 2002


EDGAR TRANSMISSION AND FEDERAL EXPRESS

Securities and Exchange Commission
Division of Corporate Finance
450th Fifth Street, N.W.
Washington, D.C. 20549
Attn:  Steven C. Duvall

            Re:         Synagro Technologies, Inc.
                        Commission File No. 333-87116

Ladies and Gentlemen:

            On behalf of Synagro Technologies, Inc. (the "Company"), we submit this letter pursuant to Rule 477(a) under the Securities Act of 1933, as amended (the "Securities Act"), to request the withdrawal of Exhibit 5.2 and Exhibit 5.3 (the "Exhibits") from Amendment No. 3 to the Company's Registration Statement on Form S-4/A as filed with the Securities and Exchange Commission (the "Commission") on July 10, 2002 (the "Registration Statement").

            The description of the relevant documents contained in the Exhibits for which withdrawal is being requested is as follows:

            Exhibit 5.2 Opinion of Kavanagh Maloney & Osanto LLP (special New York Counsel to Synagro Technologies, Inc.)

            Exhibit 5.3 Opinion of Kavanagh Maloney & Osanto LLP (special New York Counsel to New York Organic Fertilizer Company)

            The Company requests withdrawal of the Exhibits in response to the Staff's comment letter of July 15, 2002. Counsel to the Company has amended its legal opinion such that no reliance is placed on the opinions of New York counsel. Because there is no reliance on the opinions of New York counsel the Exhibits should be withdrawn.

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Securities and Exchange Commission
July 22, 2002
Page 2


            Please direct any comments or questions you may have regarding the foregoing to me at (713) 226-1496 or by telecopy at (713) 223-3717.

                                              Very truly yours,

                                              /s/ David F. Taylor
                                              ------------------------
                                              David F. Taylor
                                              For the Firm





cc:         SECURITIES AND EXCHANGE COMMISSION
            Courtney Schuster

            SYNAGRO TECHNOLOGIES, INC.
            J. Paul Withrow